UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                  July 11, 2008


STRUCTURED ASSET SECURITIES CORPORATION (as Depositor under the Trust Agreement, dated as of May 1, 2008, providing for the issuance of Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2008-3)

                          Lehman Mortgage Trust 2008-3
                         (Exact Name of Issuing Entity)

                     Structured Asset Securities Corporation
             (Exact Name of Registrant as Specified in its Charter)

                     Structured Asset Securities Corporation
              (Exact Name of Depositor as Specified in its Charter)

                          Lehman Brothers Holdings Inc.
               (Exact Name of Sponsor as Specified in its Charter)

Delaware                           333-139693                 74-2440858
(State or Other                   (Commission                 (I.R.S. Employer
Jurisdiction                       File Number)             Identification No.)
Of Incorporation)


745 Seventh Avenue
13th Floor                                                      10019
New York, NY                                                   (Zip Code)

(Address of Principal
Executive Offices)

Registrant's telephone number, including area code:  (212) 526-7000

                                    No Change
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))


Section 8- Other Events

Item 8.01.  Other Events

Terms used but not defined herein are defined in the Trust Agreement, dated as of May 1, 2008, between Wells Fargo Bank, N. A., and Structured Asset Securities Corporation.

IndyMac Bank, FSB, an Underlying Originator and an Underlying Servicer of the Underlying Mortgage Loans in the Underlying Trust Fund, was closed by the Office of Thrift Supervision on July 11, 2008. It being determined that IndyMac Bank, FSB was unlikely to be able to meet continued depositors' demands, operations of the institution were transferred to the Federal Deposit Insurance Corporation.

On July 14, 2008, IndyMac Federal Bank, FSB was opened for business, with the Federal Deposit Insurance Corporation being appointed as sole conservator by the Director of the Office of Thrift Supervision. IndyMac Federal Bank, FSB will operate as a successor institution to IndyMac Bank, FSB, with most of the assets and liabilities of the former institution being transferred to IndyMac Federal Bank, FSB.

With respect to the Trust Fund, as of June 1, 2008, IndyMac Bank, FSB originated approximately 63.84% of the Underlying Mortgage Loans and was responsible for servicing approximately 63.84% of the Underlying Mortgage Loans.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRUCTURED ASSET SECURITIES CORPORATION


By: /s/ Nicholas Stimola
Name: Nicholas Stimola
Title:   Vice President



Dated: July 17, 2008